SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 2001

                                NETCENTIVES INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                       000-27253                 93-1213291
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               475 Brannan Street
                             San Francisco, CA 94107
               (Address of principal executive offices) (Zip code)

                                 (415) 615-2000
              (Registrant's telephone number, including area code)

Item 5.  Other Events

On September 13, 2001, Netcentives Inc., a Delaware corporation ("Netcentives") announced a workforce reduction, which brings the employee base to approximately 130 employees from 180 salaried employees. The reduction will not impact the email marketing group, which the company previously announced is for sale.

In addition to this, Netcentives announced that it has received a letter from Nasdaq dated September 5, 2001, informing the Company of Nasdaq's determination to delist the Company from trading on the National Market based on non-compliance with the $1.00 minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rules 4310(c)(8)(B). The Company will not file for an appeal and will be delisted from the Nasdaq National Market.

A copy of Netcentives' press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


         99.1 Press Release dated September 13, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               NETCENTIVES INC.


Date:  September 13, 2001      /s/ ERIC LARSEN
                               --------------------------
                               Eric Larsen
                               Chairman and Chief Executive Officer
                               (Duly Authorized and Principal Executive Officer)

                                NETCENTIVES INC.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION




99.1                                Press Release dated September 13, 2001

Exhibit 99.1
                                                   For More Information Contact:
                                                   Judy Player, Netcentives Inc.
                                                   415.615.4497
                                                   stacey@netcentives.com

                    Netcentives Announces Workforce Reduction
                 Company Receives Nasdaq Delisting Determination

SAN  FRANCISCO,  DRAFT -- September 13, 2001 --  Netcentives  Inc.(TM)  (Nasdaq:
NCNT) today announced a workforce reduction, which brings the employee base to approximately 130 employees from 180 salaried employees. The reduction will not impact the email marketing group, which the company previously announced is for sale.

In addition to this, Netcentives announced that it has received a letter from Nasdaq dated September 5, 2001, informing the Company of Nasdaq's determination to delist the Company from trading on the National Market based on non-compliance with the $1.00 minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rules 4310(c)(8)(B). The Company will not file for an appeal and will be delisted from the Nasdaq National Market.

(C)2001 Netcentives Inc. All rights reserved. Netcentives is a trademark of Netcentives Inc. Other product and company names herein may be trademarks of their respective owners.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Netcentives' restructuring plans and other business and financial matters. Future and actual results and performances could differ materially from the results and performances expressed in forward looking statements. Forward-looking statements involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties include, but are not limited to, the following: the ability to raise additional financing in the current economic environment; the effect of continued weakness of general economic factors on the overall demand for products and services which could result in decreased revenues or lower revenue growth rates and increased uncertainty as to revenues in future periods; the uncertainty of timing of redemption of loyalty currencies which could deplete cash reserves sooner than anticipated; intense competition for products and services; and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by Netcentives. The forward-looking statements contained in this press release speak only as of the date hereof and Netcentives expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in Netcentives' expectations or future events.